UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)December 21, 2001

                        I.A. EUROPE, INC.
     (Exact name of registrant as specified in its charter)


     Delaware                               52-2327637
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State of Incorporation                   IRS Employer ID No.

14 Wall Street - 20th Floor
New York, New York                             10005
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Address of Principal Executive Offices        Zip Code

Registrant's Telephone Number     (212) 618-1801

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Item 2.  Acquisition or Disposition of Assets

On December 21, 2001, I.A. Europe acquired real property in the town of Escazu, province of San Jose, in Costa Rica. The property is approximately 281 acres and currently is compounded with three residential homes, one warehouse and one sugar can processing plant. The total purchase price of the property, pursuant to a Purchase Contract executed between I.A. Europe and the Seller, is Seven Hundred Thirty Thousand ($730,000.00) United States Dollars.

Title to the property shall be held in the name of I.A. Europe's subsidiary, I.A. Europe, Inc., a New York Corporation
(hereinafter "I.A. New York"). There is no debt or mortgage held over the property and I.A. New York acquired the property without encumbrances.

I.A. New York has acquired this Costa Rican property for investment purposes. It will now proceed to research operations or plans by which the company may develop or improve the property in order to maximize its use and value. In assessing any proposed operation or plan, I.A. New York shall consider the expense required to improve or develop the property and the revenue or income which the company will derive as a result of such improvement. Additional expenses which I.A. New York shall consider include maintenance costs, property tax rates and utility rates.



Item 7.   Financial Statements and Exhibits

At this time, it is impracticable to provide the required financial statements for the property as required by Rule 3-14 of Regulation S-X. The Company however expects to file such financial statements as an amendment to this Form 8-K as soon as practicable, but not later than sixty (60) days after the report on this Form is to be filed.



SIGNATURES

In accordance with the requirements of the Securities Exchange
Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated: December 27, 2001
I.A. EUROPE, INC.
(Registrant)

/s/ Victor Minca
Chairman